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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-52182 of Fifth Third Bancorp on Form S-4 of our report dated January 14, 2000, incorporated by reference in the Annual Report on Form 10-K of Fifth Third Bancorp for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                                       /s/ Deloitte & Touche LLP


Cincinnati, Ohio


January 16, 2001